UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 15, 2003

LTWC CORPORATION
(Exact name of Registrant as specified in its charter)

Delaware	000-27417	76-0518568
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

111 High Ridge Road Suite 5 Stamford, Connecticut 06905
(Address of principal executive offices)

Registrant’s telephone number, including area code: (203) 975-9602

Item 2.  Acquisition or Disposition of Assets.

As previously disclosed, on July 23, 2003, LTWC Corporation (the “Company”) and four of its subsidiaries (collectively, the “Debtors”) filed voluntary petitions for relief under Chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the District of Delaware (Case No. 03-12272).  The Debtors also entered into an agreement to sell substantially all of their assets (other than cash and cash equivalents) to Markado, Inc., pursuant to Section 363 of the Bankruptcy Code (the “Asset Sale”).  Markado, Inc. is not an affiliate of the Debtors or any of their affiliates, any director of officer of the Debtors, or any associate of any such director or officer.  On September 15, 2003, the closing of the Asset Sale occurred.  Following such closing, Paul Goldman resigned as the Company’s Chief Executive Officer and a member of its Board of Directors.  On September 15, 2003, the Company issued a press release relating to the foregoing.  A copy of the release is attached hereto as Exhibit 99.2 and is incorporated in its entirety herein by reference.

Item 7. Financial Statements and Exhibits.

(c)  Exhibits.

2.1                       Asset Purchase Agreement dated as of July 22, 2003

99.2                 Press Release dated September 15, 2003.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 15, 2003

LTWC CORPORATION

	By:	/s/ Paul Goldman
		Name:	Paul Goldman
		Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit No.

2.1	Asset Purchase Agreement dated as of July 22, 2203

99.2	Press Release dated September 15, 2003.